Exhibit 99.1

August 3, 2016

USD Partners LP Announces Second Quarter 2016 Results
Houston, TX - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today its operating and financial results for the three and six months ended June 30, 2016. Highlights with respect to the second quarter of 2016 include the following:

•	Generated Net Cash Provided by Operating Activities of $13.4 million, Adjusted EBITDA of $16.3 million and Distributable Cash Flow of $12.6 million

•	Reported Net Income of $5.2 million

•	Increased quarterly cash distribution to $0.3150 per unit ($1.26 per unit on an annualized basis)

•	Ended quarter with $173.3 million of available liquidity
“USD Partners continues to produce steady contracted cash flows, supporting our fifth consecutive distribution increase, with more than 1.7x distribution coverage for the second quarter,” said Dan Borgen, the Partnership’s Chief Executive Officer. “We remain committed to maintaining the Partnership’s conservative financial profile and preserving our flexibility to participate in the opportunities we see in the market today.”
The Partnership’s sponsor, USD Group LLC, is actively pursuing development projects to expand its portfolio of logistics assets. Such projects, once commercialized, may present dropdown acquisition opportunities for the Partnership.
Second Quarter 2016 Operational and Financial Results
Substantially all of the Partnership’s cash flows are generated from multi-year, take-or-pay terminal service agreements related to the Hardisty and Casper terminals, which include minimum monthly commitment fees. The Partnership’s customers include major integrated oil companies, refiners and marketers, the majority of which are investment grade rated.
The Partnership achieved substantial growth during the second quarter of 2016 relative to the second quarter of 2015. Specifically, Net Income and Net Cash Provided by Operating Activities increased by 97% and 36%, respectively, while Adjusted EBITDA and Distributable Cash Flow increased by 64% and 45%, respectively. This growth was primarily attributable to the Partnership’s acquisition of the Casper terminal in November 2015, and was partially offset by higher interest expense on additional borrowings used to fund the acquisition and additional general and administrative costs.
On July 28, 2016, the Partnership declared a quarterly cash distribution of $0.3150 per unit ($1.26 on an annualized basis), which represents growth of 2.4% relative to the first quarter of 2016 and 8.6% relative to the second quarter of 2015. The distribution is payable on August 12, 2016, to unitholders of record as of August 8, 2016.

As of June 30, 2016, the Partnership had total available liquidity of $173.3 million, including $9.9 million of unrestricted cash and cash equivalents and undrawn borrowing capacity of $163.4 million on its $400.0 million senior secured credit facility, subject to continued compliance with financial covenants. The Partnership is in compliance with its financial covenants and has no maturities under its senior secured credit facility until July 2019.
Second Quarter 2016 Conference Call Information
The Partnership will host a conference call and webcast regarding second quarter 2016 results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Thursday, August 4, 2016.
To listen live over the Internet, participants are advised to log on to the Partnership’s website at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 domestically or +1 (339) 368-5209 internationally, conference ID 49974421. Participants are advised to dial in at least five minutes prior to the call.
An audio replay of the conference call will be available for thirty days by dialing (800) 585-8367 domestically or +1 (404) 537-3406 internationally, conference ID 49974421. In addition, a replay of the audio webcast will be available by accessing the Partnership's website after the call is concluded.
About USD Partners LP
The Partnership is a fee-based, growth-oriented master limited partnership formed by US Development Group LLC to acquire, develop and operate energy-related logistics assets, including rail terminals and other high-quality and complementary midstream infrastructure. The Partnership generates substantially all of its operating cash flow from multi-year, take-or-pay contracts for crude oil terminalling services. The Partnership’s assets consist primarily of: (i) a crude oil origination terminal in Hardisty, Alberta, Canada, with capacity to load up to two 120-railcar unit trains per day, (ii) a crude oil terminal in Casper, Wyoming, with unit train-capable railcar loading capacity in excess of 100,000 barrels per day and six customer-dedicated storage tanks with 900,000 barrels of total capacity and (iii) two unit train-capable ethanol destination rail terminals in San Antonio, Texas, and West Colton, California. In addition, the Partnership provides railcar services through the management of a railcar fleet that is committed to customers on a long-term basis.
Non-GAAP Financial Measures
The Partnership defines Adjusted EBITDA as Net Cash Provided by Operating Activities adjusted for changes in working capital items, changes in restricted cash, interest expense, income taxes, foreign currency transaction gains and losses, adjustments related to deferred revenue associated with minimum monthly commitment fees and other items which do not affect the underlying cash flows produced by the Partnership’s businesses. Adjusted EBITDA is a non-GAAP, supplemental financial measure used by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the Partnership’s liquidity and the ability of the Partnership’s businesses to produce sufficient cash flow to make distributions to the Partnership’s unitholders; and

•	the Partnership’s ability to incur and service debt and fund capital expenditures.
The Partnership defines Distributable Cash Flow, or DCF, as Adjusted EBITDA less net cash paid for interest, income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. Adjusted EBITDA and DCF are both non-GAAP, supplemental financial measures used by management and by external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the amount of cash available for making distributions to the Partnership’s unitholders;

•	the excess cash being retained for use in enhancing the Partnership’s existing businesses; and

•	the sustainability of the Partnership’s current distribution rate per unit.
The Partnership believes that the presentation of Adjusted EBITDA and DCF in this press release provides information that enhances an investor's understanding of the Partnership’s ability to generate cash for payment of distributions and other purposes. The GAAP measure most directly comparable to Adjusted EBITDA and DCF is Net Cash Provided by Operating Activities. Adjusted EBITDA and DCF should not be considered alternatives to Net Cash Provided by Operating Activities or any other measure of liquidity or performance presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect cash from operations and these measures may vary among other companies. As a result, Adjusted EBITDA and DCF may not be comparable to similarly titled measures of other companies.
Contact:
Adam Altsuler
Vice President, Chief Financial Officer
(281) 291-3995
aaltsuler@usdg.com

Ashley Means
Director, Finance & Investor Relations
(281) 291-3965
ameans@usdg.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements related to the Partnership’s ability to deliver on previously issued distribution guidance; the Partnership’s ability to maintain its financial profile and flexibility; the Partnership’s ability to participate in potential commercial opportunities and whether any potential opportunities will be offered to the Partnership. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in the Partnership’s subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

USD Partners LP
Consolidated Statements of Income
For the Three and Six Months Ended June 30, 2016 and 2015
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in thousands)
Revenues
Terminalling services	$23,459	$14,279	$45,482	$22,666
Terminalling services — related party	1,756	1,803	3,406	1,803
Railroad incentives	22	18	37	27
Fleet leases	647	1,906	1,290	3,784
Fleet leases — related party	891	1,011	1,781	2,221
Fleet services	69	155	138	311
Fleet services — related party	684	670	1,368	1,542
Freight and other reimbursables	350	531	733	1,487
Freight and other reimbursables — related party	—	22	—	62
Total revenues	27,878	20,395	54,235	33,903
Operating costs
Subcontracted rail services	2,026	2,222	4,069	4,449
Pipeline fees	5,338	4,460	10,052	6,403
Fleet leases	1,538	2,917	3,071	6,005
Freight and other reimbursables	350	553	733	1,549
Selling, general and administrative	2,856	2,233	6,620	4,450
Selling, general and administrative — related party	1,439	1,107	2,931	2,286
Depreciation and amortization	4,914	1,096	9,819	2,189
Total operating costs	18,461	14,588	37,295	27,331
Operating income	9,417	5,807	16,940	6,572
Interest expense	2,533	995	4,716	1,987
Loss (gain) associated with derivative instruments	(253)	218	1,270	(1,731)
Foreign currency transaction gain	(15)	(42)	(145)	(383)
Income before provision for income taxes	7,152	4,636	11,099	6,699
Provision for income taxes	1,917	1,984	3,714	2,006
Net income	$5,235	$2,652	$7,385	$4,693

USD Partners LP
Consolidated Statements of Cash Flows
For the Three and Six Months Ended June 30, 2016 and 2015
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in thousands)

Cash flows from operating activities:
Net income	$5,235	$2,652	$7,385	$4,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,914	1,096	9,819	2,189
Loss (gain) associated with derivative instruments	(253)	218	1,270	(1,731)
Settlement of derivative contracts	546	784	1,036	1,678
Amortization of deferred financing costs	215	160	430	319
Unit based compensation expense	969	674	1,697	1,401
Deferred income taxes	(50)	878	(96)	878
Changes in operating assets and liabilities:
Accounts receivable	305	2,047	207	1,241
Accounts receivable — related party	54	668	1,760	(2,046)
Prepaid expenses and other current assets	(817)	(466)	(460)	(4,040)
Accounts payable and accrued expenses	(1,232)	(1,077)	(1,961)	(1,603)
Accounts payable and accrued expenses — related party	120	(130)	24	(642)
Deferred revenue and other liabilities	1,855	2,388	2,729	11,762
Deferred revenue — related party	(300)	730	(629)	867
Change in restricted cash	1,793	(837)	(633)	323
Net cash provided by operating activities	13,354	9,785	22,578	15,289
Cash flows from investing activities:
Additions of property and equipment	27	(311)	(246)	(733)
Purchase of derivative contracts	—	(1,167)	—	(1,167)
Net cash used in investing activities	27	(1,478)	(246)	(1,900)
Cash flows from financing activities:
Distributions	(7,366)	(6,219)	(14,396)	(11,414)
Vested phantom units used for payment of participant withholding taxes	—	—	(77)	—
Proceeds from long-term debt	5,000	6,000	10,000	12,000
Repayment of long-term debt	(9,825)	(8,093)	(18,902)	(16,018)
Net cash used in financing activities	(12,191)	(8,312)	(23,375)	(15,432)
Effect of exchange rates on cash	114	(83)	439	(318)
Net change in cash and cash equivalents	1,304	(88)	(604)	(2,361)
Cash and cash equivalents – beginning of period	8,592	37,976	10,500	40,249
Cash and cash equivalents – end of period	$9,896	$37,888	$9,896	$37,888

USD Partners LP
Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2016	2015
ASSETS	(in thousands)
Current assets
Cash and cash equivalents	$9,896	$10,500
Restricted cash	5,616	4,640
Accounts receivable, net	4,229	4,333
Accounts receivable — related party	209	1,889
Prepaid expenses	10,926	10,191
Other current assets	2,375	3,908
Total current assets	33,251	35,461
Property and equipment, net	134,243	133,010
Intangible assets, net	118,222	124,581
Goodwill	33,970	33,970
Other non-current assets	777	1,376
Total assets	$320,463	$328,398

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$2,303	$4,092
Accounts payable and accrued expenses — related party	295	232
Deferred revenue, current portion	26,575	22,158
Deferred revenue, current portion — related party	5,764	5,485
Other current liabilities	4,016	2,914
Total current liabilities	38,953	34,881
Long-term debt, net	233,909	239,444
Deferred revenue, net of current portion	956	2,022
Deferred revenue, net of current portion — related party	903	1,542
Deferred income tax liability	703	749
Total liabilities	275,424	278,638
Commitments and contingencies
Partners’ capital
Common units	120,256	141,374
Class A units	1,360	1,749
Subordinated units	(77,299)	(93,445)
General partner units	80	220
Accumulated other comprehensive income (loss)	642	(138)
Total partners' capital	45,039	49,760
Total liabilities and partners' capital	$320,463	$328,398

USD Partners LP
GAAP to Non-GAAP Reconciliations
For the Three and Six Months Ended June 30, 2016 and 2015
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in thousands)

Net cash provided by operating activities	$13,354	$9,785	$22,578	$15,289
Add (deduct):
Amortization of deferred financing costs	(215)	(160)	(430)	(319)
Deferred income taxes	50	(878)	96	(878)
Changes in accounts receivable and other assets	458	(2,249)	(1,507)	4,845
Changes in accounts payable and accrued expenses	1,112	1,207	1,937	2,245
Changes in deferred revenue and other liabilities	(1,555)	(3,118)	(2,100)	(12,629)
Change in restricted cash	(1,793)	837	633	(323)
Interest expense	2,533	995	4,716	1,987
Provision for income taxes	1,917	1,984	3,714	2,006
Foreign currency transaction gain (1)	(15)	(42)	(145)	(383)
Deferred revenue associated with minimum monthly commitment fees (2)	424	1,550	1,187	8,380
Adjusted EBITDA	16,270	9,911	30,679	20,220
Add (deduct):
Cash paid for income taxes	(1,486)	(267)	(3,196)	(282)
Cash paid for interest	(2,180)	(946)	(3,987)	(1,960)
Maintenance capital expenditures	(18)	—	(18)	—
Distributable cash flow	$12,586	$8,698	$23,478	$17,978

(1)	Represents foreign exchange transaction gains and losses associated with activities between the Partnership's U.S. and Canadian subsidiaries.
(2)
Represents deferred revenue associated with minimum monthly commitment fees in excess of throughput utilized, which fees are not refundable to the Partnership's customers. Amounts presented are net of: (a) the corresponding prepaid Gibson pipeline fee that will be recognized as expense concurrently with the recognition of revenue; (b) revenue recognized in the current period that was previously deferred; and (c) expense recognized for previously prepaid Gibson pipeline fees, which correspond with the revenue recognized that was previously deferred.